Exhibit 99.1
2006 Financial Information Third Quarter
Table of Contents

Earnings Release	Pages 1-4

Consolidated Financial Highlights	Page 5

Consolidated Balance Sheets	Page 6

Average Consolidated Balance Sheets	Page 7

Average Consolidated Balance Sheets	Page 8
(Fully-tax Equivalent Interest Rates and Interest Differential)

Consolidated Statements of Income and Comprehensive Income	Page 9

Consolidated Statements of Income and Comprehensive Income	Page 10
(Linked Quarters)

Asset Quality Information	Page 11

Noninterest Income and Noninterest Expense Detail	Page 12

Allowance for Loan Losses – Net Charge-off Detail	Page 13

FirstMerit Corporation
III Cascade Plaza
Akron, Ohio 44308

Investor Relations
Tom O’Malley
p.330-384-7109

For Release October 19, 2006, 7:30 a.m. EST
   Analysts: Tom O’Malley
   (330) 384-7109
FirstMerit Reports Third Quarter
2006 Earnings of $0.39 Per Share
Third Quarter Highlights
•	Diluted earnings per share of $0.39

•	Net income of $31.2 million

•	Return on average common equity of 13.93%

•	Return on average assets of 1.22%
AKRON, Ohio, — October 19, 2006 — FirstMerit Corporation (Nasdaq: FMER) today announced third quarter 2006 net income of $31.2 million, or $0.39 per diluted share. This compares with $36.6 million, or $0.44 per diluted share, for the third quarter 2005. Returns on average common equity (“ROE”) and average assets (“ROA”) for the third quarter 2006 were 13.93% and 1.22%, respectively, compared with 14.90% and 1.41% for the third quarter 2005.
For the first nine months of 2006, the Company reported net income of $88.8 million, or $1.11 per diluted share, compared with $102.8 million, or $1.22 per diluted share, for the first nine months of 2005.
Paul G. Greig, President and Chief Executive Officer, said, “Our key priority is to improve the performance of FirstMerit’s franchise. We have revitalized our sales process and have focused on growing commercial and small business revenue by building new client relationships and deepening existing relationships. In the third quarter we produced meaningful balance sheet growth, highlighted by a two percent increase in commercial loans over the second quarter of 2006.
“Our overall results this quarter were affected by deterioration in credit quality; this is not acceptable. We remain committed to restoring credit quality and have taken action this quarter to address deterioration in our commercial loan portfolio.
“FirstMerit has a strong and well-established super community banking model with solid deposit market share and an excellent reputation for service. We have already achieved success in leveraging that model and will continue to do so to generate attractive returns for our shareholders.”

Total revenue, defined as net interest income on a fully tax-equivalent (“FTE”) basis plus noninterest income net of securities transactions, totaled $135.2 million for the third quarter 2006, compared with $136.2 million reported in the third quarter 2005. FTE net interest income was $85.9 million for the third quarter 2006, a decline of $2.5 million, or 2.83%, compared with the year-ago quarter. During the third quarter 2006 the net interest margin contracted 2 basis points to 3.68%, compared with the third quarter 2005 net interest margin of 3.70%.
The net interest margin in the third quarter 2006 contracted 10 basis points, to 3.68%, compared with the second quarter 2006, pressured by shifting customer preference for higher yielding core deposit products as well as reversals in non-accrual interest that reduced the net interest margin by two basis points. The average loan portfolio increased $114.1 million, or 1.69%, compared with the prior quarter and $198.5 million, or 2.99%, compared with the third quarter 2005. During the third quarter 2006 average commercial loan growth of $71.9 million, or 2.00%, and average installment loan growth of $66.8 million, or 4.38%, were the main drivers of portfolio growth over the prior quarter, while average commercial loan growth of $233.8 million, or 6.79%, drove the increase in year-over-year quarterly loan balances.
Average deposits were $7.36 billion during the 2006 third quarter, up $110.3 million, or 1.52%, from the same period last year. Average certificates of deposit (“CDs”) increased $290.8 million or 11.11%, compared to the prior year quarter, as part of a mix shift in liability funding largely due to customer preferences for higher yielding deposit accounts. With this shift in customer preference, average demand deposit account and average money market account balances declined a respective $93.5 million, or 4.07%, and $86.9 million, or 3.73%, compared with the third quarter 2005. Average investment securities decreased $404.2 million, or 14.62%, in the third quarter 2006 compared with the third quarter 2005. Cash flow from the maturing investment portfolio funded loan growth and was used to pay down wholesale borrowings, stabilizing the balance sheet during a period of eight target rate increases to federal funds by the Federal Open Market Committee. Average wholesale borrowings and securities sold under agreements to repurchase decreased $195.5 million, or 10.18%, in the third quarter 2006, compared with the third quarter 2005.
Noninterest income excluding securities transactions totaled $49.3 million for the third quarter 2006, compared with $47.8 million for the third quarter 2005, an increase of $1.5 million, or 3.12%. The primary drivers of this increase were in credit card fees, up $0.8 million, or 7.80%, and service charges on deposits, up $0.7 million, or 3.71%, due in part to new fee strategies. Investment services and insurance fees increased $0.4 million, or 18.19%, and trust department income increased $0.2 million, or 3.74%, offsetting a $0.3 million, or 16.62%, decline in loan sales and servicing income. Other income, net of securities gains, as a percentage of net revenue for the third quarter was 36.50% compared with 35.11% for the same quarter one year ago. Net revenue is defined as net interest income, on a FTE basis, plus other income, less gains from securities sales.

Other (non-interest) expenses totaled $77.0 million for the third quarter 2006 compared with $78.9 million for the third quarter 2005, a decrease of $1.9 million, or 2.46%. For the three months ended September 30, 2006, increases in operating costs compared to the third quarter 2005 occurred as follows: salaries, wages, pension and employee benefits rose $1.1 million, or 2.61%, primarily due to a $0.9 million increase in share-based compensation expense, as well as $0.7 million additional expense associated with organizational restructurings offset by a $0.5 million reduction in incentive compensation; bankcard, loan processing and other costs increased $1.7 million primarily attributable to volume increases in loans outstanding and higher credit card activity; professional services increased $2.8 million due in part to the one time buy-out of a consulting contract at a discounted rate as part of the Company’s expense reduction initiative; other operating expense decreased $8.0 million primarily attributable to $9.5 million of settlements of non-income tax examinations; offset by the funding of $3.0 million to a charitable trust with the formation of FirstMerit Foundation. The efficiency ratio for the third quarter 2006 was 56.78%, compared with 57.81% for the third quarter 2005.
Net charge-offs totaled $11.6 million in the third quarter 2006, compared with $10.0 million for the third quarter 2005, or 0.67% and 0.60% of average loans, respectively. Compared with the second quarter 2006, net charge-offs improved by $1.4 million, from 0.78%. As of September 30, 2006, nonperforming assets were $72.5 million, or 1.05%, of period-end loans plus other real estate, compared with $72.3 million, or 1.08%, at September 30, 2005. Nonperforming assets increased $13.7 million from June 30, 2006. Included in the nonperforming portfolio was a $7.1 million loan which was placed on nonaccrual during the quarter and reclassified as held for sale. This loan is expected to be sold in the fourth quarter 2006.
The Company recorded $12.6 million of loan loss provision in the third quarter 2006, compared with loan loss provision of $10.0 million in the third quarter 2005.
At September 30, 2006, the allowance for loan losses was 1.28% of period end loans, compared with 1.36% at December 31, 2005 and 1.39% at September 30, 2005. The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments. For comparative purposes the allowance for credit losses was 1.37% at September 30, 2006, compared with 1.45% at December 31, 2005 and 1.48% at September 30, 2005.
Assets at September 30, 2006, totaled $10.2 billion, down 0.70% from $10.3 billion at September 30, 2005. Period-end loan growth of $222.1 million, or 3.32%, was driven by growth in the commercial lending portfolio which increased $230.5 million, or 6.58%. Deposits totaled $7.4 billion at September 30, 2006, an increase of $37.6 million, or 0.51% from September 30, 2005. Growth in CDs, up $276.8 million, or 10.28%, offset declines in all other core deposit account balances over that time period.
Shareholders’ equity was $903.4 million at September 30, 2006. The Company’s capital position remains strong as tangible equity to assets was 7.55% at quarter-end. The common dividend per share paid in the third quarter 2006 was $0.29, a $0.01 increase from the third quarter 2005.

Third Quarter 2006
Conference Call: FirstMerit Corporation will host a conference call today, October 19, 2006, at 2P.M. EST.
To participate in the conference, please dial (877) 493-9121 ten minutes before start time and provide the reservation number 7990863.
The third quarter 2006 earnings release will be available at approximately 7:30 a.m. on the Internet at www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information will be posted on the Web site immediately after the conference call ends.
FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.2 billion as of September 30, 2006 and 162 banking offices in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., FirstMerit Credit Life Insurance Company, and FirstMerit Community Development Corporation.
Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

FIRSTMERIT CORPORATION AND SUBSIDIARIES Consolidated Financial Highlights (Unaudited) (Dollars in thousands)

	Quarters
	2006	2006	2006	2005	2005
EARNINGS	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Net interest income FTE (a)	$85,850	86,377	86,563	88,152	88,347
Provision for loan losses	12,612	13,159	6,106	16,260	9,974
Other income	49,341	52,078	45,397	47,586	47,846
Other expenses	76,983	85,218	81,899	79,274	78,926
FTE adjustment (a)	763	647	590	650	641
Net income	31,204	27,661	29,964	27,656	36,594
Diluted EPS	0.39	0.35	0.37	0.34	0.43

PERFORMANCE RATIOS
Return on average assets (ROA)	1.22%	1.10%	1.20%	1.07%	1.41%
Return on average common equity (ROE)	13.93%	12.75%	13.67%	11.52%	14.90%
Net interest margin FTE (a)	3.68%	3.78%	3.80%	3.73%	3.70%
Efficiency ratio	56.78%	61.39%	61.90%	58.26%	57.81%
Number of full-time equivalent employees	2,769	2,986	3,104	3,057	3,073

MARKET DATA
Book value/common share	$11.28	10.88	10.91	11.39	11.65
Period-end common share mkt value	23.17	20.94	24.66	25.91	26.79
Market as a % of book	205%	193%	226%	228%	230%
Cash dividends/common share	$0.29	0.28	0.28	0.28	0.28
Common stock dividend payout ratio	74.36%	80.00%	75.68%	82.35%	65.12%
Average basic common shares	80,066	79,983	80,374	82,786	83,489
Average diluted common shares	80,262	80,203	80,648	83,082	83,978
Period end common shares	80,072	80,058	79,766	82,335	83,442
Common shares repurchased	0	1,329	2,618,588	1,228,293	178,872
Common stock market capitalization	$1,855,268	1,676,415	1,967,030	2,133,300	2,235,411

ASSET QUALITY
Gross charge-offs	$15,453	18,038	14,914	22,736	14,207
Net charge-offs	11,584	13,021	9,178	18,379	10,002
Allowance for loan losses	88,755	87,727	87,589	90,661	92,780
Reserve for unfunded lending commitments	6,307	5,716	5,853	6,072	5,857
Nonperforming assets (NPAs)	72,464	58,786	72,941	72,257	51,398
Net charge-off/average loans ratio	0.67%	0.78%	0.56%	1.09%	0.60%
Allowance for loan losses/period-end loans	1.28%	1.29%	1.31%	1.36%	1.39%
Allowance for credit losses/period-end loans	1.37%	1.37%	1.40%	1.45%	1.47%
NPAs/loans and other real estate	1.05%	0.86%	1.09%	1.08%	0.77%
Allowance for loan losses/nonperforming loans	143.73%	174.80%	136.22%	145.61%	221.46%
Allowance for credit losses/nonperforming loans	153.94%	186.19%	145.32%	155.36%	235.44%

CAPITAL & LIQUIDITY
Period-end tangible equity to assets	7.55%	7.20%	7.31%	7.94%	8.18%
Average equity to assets	8.77%	8.66%	8.79%	9.33%	9.46%
Average equity to loans	12.99%	12.93%	13.27%	14.22%	14.66%
Average loans to deposits	93.05%	90.63%	91.58%	92.11%	91.73%

AVERAGE BALANCES
Assets	$10,138,856	10,051,623	10,111,553	10,211,619	10,295,827
Deposits	7,355,877	7,426,029	7,313,509	7,273,980	7,245,562
Loans	6,844,593	6,730,531	6,697,732	6,699,997	6,646,112
Earning assets	9,249,769	9,174,008	9,245,882	9,368,139	9,465,288
Shareholders’ equity	888,841	870,234	888,818	952,715	974,147

ENDING BALANCES
Assets	$10,217,968	10,254,773	10,100,717	10,154,359	10,285,329
Deposits	7,389,633	7,402,239	7,510,562	7,233,650	7,352,026
Loans	6,917,347	6,804,769	6,672,102	6,667,327	6,685,462
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	3,088	3,311	3,533	3,756	3,978
Earning assets	9,344,841	9,315,062	9,193,741	9,256,389	9,419,355
Total shareholders’ equity	903,383	870,698	870,552	937,580	972,348
NOTES:

(a) — Net interest income on a fully tax-equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited, except December 31, 2005, which is derived from the audited financial statements)

	September 30,	December 31,	September 30,
	2006	2005	2005
ASSETS
Cash and due from banks	$196,116	225,953	216,236
Investment securities (at fair value) and federal funds sold	2,372,484	2,546,496	2,679,650
Loans held for sale	55,010	42,566	54,243
Loans:
Commercial loans	3,733,734	3,519,483	3,503,276
Mortgage loans	613,332	628,581	634,914
Installment loans	1,622,355	1,524,355	1,578,883
Home equity loans	748,307	778,697	765,476
Credit card loans	140,143	145,592	140,314
Leases	59,476	70,619	72,427

Total loans	6,917,347	6,667,327	6,695,290
Less allowance for loan losses	(88,755)	(90,661)	(92,780)

Net loans	6,828,592	6,576,666	6,602,510
Premises and equipment, net	121,008	120,420	115,916
Goodwill	139,245	139,245	139,245
Intangible assets	3,088	3,756	3,980
Accrued interest receivable and other assets	502,425	499,257	478,463

Total assets	$10,217,968	10,154,359	10,290,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,419,002	1,523,731	1,472,471
Demand-interest bearing	784,226	830,248	878,851
Savings and money market accounts	2,216,732	2,304,177	2,307,824
Certificates and other time deposits	2,969,673	2,575,494	2,692,880

Total deposits	7,389,633	7,233,650	7,352,026

Securities sold under agreements to repurchase	1,269,040	1,426,037	1,465,697
Wholesale borrowings	509,129	401,104	352,250
Accrued taxes, expenses, and other liabilities	146,783	155,988	147,922

Total liabilities	9,314,585	9,216,779	9,317,895

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value:
authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value:
designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value:
designated 220,000 shares; none outstanding	—	—	—
Common stock, without par value:
authorized 300,000,000 shares; issued 92,026,350 at September 30, 2006, December 31, 2005 and September 30, 2005	127,937	127,937	127,937
Capital surplus	106,182	108,210	108,711
Accumulated other comprehensive loss	(38,143)	(42,850)	(33,923)
Retained earnings	1,015,249	994,487	990,219
Treasury stock, at cost, 11,954,829, 9,691,424 and 8,584,782 shares at September 30, 2006, December 31, 2005 and September 30, 2005, respectively	(307,842)	(250,204)	(220,596)

Total shareholders’ equity	903,383	937,580	972,348

Total liabilities and shareholders’ equity	$10,217,968	10,154,359	10,290,243

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
AVERAGE CONSOLIDATED BALANCE SHEETS

(Unaudited)
(Dollars in thousands)

	Quarterly Periods
	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005
ASSETS
Cash and due from banks	$185,628	188,915	194,042	192,189	197,412
Investment securities/fed funds sold	2,360,494	2,392,208	2,500,021	2,619,248	2,764,724
Loans held for sale	44,682	51,269	48,129	48,894	54,452
Loans:
Commercial loans	3,674,988	3,603,083	3,567,263	3,519,807	3,441,231
Mortgage loans	619,542	626,476	630,702	637,877	641,532
Installment loans	1,592,917	1,526,094	1,513,938	1,556,212	1,594,801
Home equity loans	755,044	772,196	775,728	772,757	754,492
Credit card loans	139,117	137,545	141,821	142,743	140,873
Leases	62,985	65,137	68,280	70,601	73,183

Total loans	6,844,593	6,730,531	6,697,732	6,699,997	6,646,112
Less allowance for loan losses (a)	87,127	86,583	90,229	91,916	91,852

Net loans	6,757,466	6,643,948	6,607,503	6,608,081	6,554,260

Total earning assets	9,249,769	9,174,008	9,245,882	9,368,139	9,465,288

Premises and equipment, net	120,088	119,666	120,155	117,387	117,471
Accrued interest receivable and other assets	670,498	655,617	641,703	625,820	607,508

TOTAL ASSETS	$10,138,856	10,051,623	10,111,553	10,211,619	10,295,827

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,407,653	1,455,229	1,462,671	1,488,679	1,457,487
Demand-interest bearing	794,886	865,563	848,209	817,009	838,549
Savings and money market accounts	2,246,386	2,280,657	2,292,865	2,332,528	2,333,331
Certificates and other time deposits	2,906,952	2,824,580	2,709,764	2,635,764	2,616,195

Total deposits	7,355,877	7,426,029	7,313,509	7,273,980	7,245,562

Securities sold under agreements to repurchase	1,357,746	1,212,470	1,295,178	1,443,740	1,478,857
Wholesale borrowings	367,640	371,309	433,257	375,167	442,035

Total funds	9,081,263	9,009,808	9,041,944	9,092,887	9,166,454
Accrued taxes, expenses and other liabilities (a)	168,752	171,581	180,791	166,017	155,226

Total liabilities	9,250,015	9,181,389	9,222,735	9,258,904	9,321,680

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	—	—	—
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	105,587	104,477	108,330	108,303	108,564
Accumulated other comprehensive (loss) income	(52,601)	(54,132)	(44,150)	(39,834)	(25,682)
Retained earnings	1,015,749	1,001,647	998,173	994,301	982,419
Treasury stock	(307,831)	(309,695)	(301,472)	(237,992)	(219,091)

Total shareholders’ equity	888,841	870,234	888,818	952,715	974,147

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,138,856	10,051,623	10,111,553	10,211,619	10,295,827

AVERAGE CONSOLIDATED BALANCE SHEETS (Unaudited)
Fully-tax Equivalent Interest Rates and Interest Differential

FIRSTMERIT CORPORATION AND SUBSIDIARIES
(Dollars in thousands)

	Three months ended			Year ended			Three months ended
	September 30, 2006			December 31, 2005			September 30, 2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Cash and due from banks	$185,628			194,485			197,412
Investment securities and federal funds sold:
U.S. Treasury securities and U.S. Government agency obligations (taxable)	1,993,447	20,012	3.98%	2,416,360	91,814	3.80%	2,408,219	22,621	3.73%
Obligations of states and political subdivisions (tax exempt)	114,805	1,925	6.65%	99,487	6,707	6.74%	99,273	1,638	6.55%
Other securities and federal funds sold	252,242	3,924	6.17%	255,568	12,291	4.81%	257,232	3,056	4.71%

Total investment securities and federal funds sold	2,360,494	25,861	4.35%	2,771,415	110,812	4.00%	2,764,724	27,315	3.92%

Loans held for sale	44,682	812	7.21%	52,740	2,854	5.41%	54,452	660	4.81%
Loans	6,844,593	129,111	7.48%	6,610,509	430,402	6.51%	6,646,112	110,535	6.60%

Total earning assets	9,249,769	155,784	6.68%	9,434,664	544,068	5.77%	9,465,288	138,510	5.81%

Allowance for loan losses	(87,127)			(94,118)			(91,852)
Other assets	790,586			729,398			724,979

Total assets	$10,138,856			10,264,429			10,295,827

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — non-interest bearing	$1,407,653	—	—	1,466,106	—	—	1,457,487	—	—
Demand — interest bearing	794,886	2,241	1.12%	827,829	5,871	0.71%	838,549	1,732	0.82%
Savings and money market accounts	2,246,386	13,188	2.33%	2,356,813	32,944	1.40%	2,333,331	8,700	1.48%
Certificates and other time deposits	2,906,952	32,881	4.49%	2,647,908	86,764	3.28%	2,616,195	21,637	3.28%

Total deposits	7,355,877	48,310	2.61%	7,298,656	125,579	1.72%	7,245,562	32,069	1.76%

Securities sold under agreements to repurchase	1,357,746	15,878	4.64%	1,409,135	45,423	3.22%	1,478,857	12,535	3.36%
Wholesale borrowings	367,640	5,746	6.20%	431,787	21,449	4.97%	442,035	5,559	4.99%

Total interest bearing liabilities	7,673,610	69,934	3.62%	7,673,472	192,451	2.51%	7,708,967	50,163	2.58%

Other liabilities	168,752			158,125			155,226

Shareholders’ equity	888,841			966,726			974,147

Total liabilities and shareholders’ equity	$10,138,856			10,264,429			10,295,827

Net yield on earning assets	$9,249,769	85,850	3.68%	9,434,664	351,617	3.73%	9,465,288	88,347	3.70%

Interest rate spread			3.06%			3.26%			3.22%

Notes:	Interest income on tax-exempt securities and loans have been adjusted to a fully-taxable equivalent basis. Nonaccrual loans have been included in the average balances.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)
(In thousands except per share data)

	Quarters ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest income:
Interest and fees on loans, including held for sale	$129,890	111,169	371,080	317,293
Interest and dividends on investment securities and federal funds sold	25,131	26,700	75,283	82,194

Total interest income	155,021	137,869	446,363	399,487

Interest expense:
Interest on deposits:
Demand-interest bearing	2,241	1,732	7,186	3,918
Savings and money market accounts	13,188	8,700	36,015	22,592
Certificates and other time deposits	32,881	21,637	88,308	62,933
Interest on securities sold under agreements to repurchase	15,878	12,535	40,758	32,000
Interest on wholesale borrowings	5,746	5,559	17,306	16,551

Total interest expense	69,934	50,163	189,573	137,994

Net interest income	85,087	87,706	256,790	261,493
Provision for loan losses	12,612	9,974	31,877	27,560

Net interest income after provision for loan losses	72,475	77,732	224,913	233,933

Other income:
Trust department income	5,721	5,515	16,859	16,704
Service charges on deposits	19,250	18,561	53,326	51,181
Credit card fees	11,251	10,437	33,400	30,371
ATM and other service fees	3,301	3,453	9,682	9,710
Bank owned life insurance income	3,042	3,074	11,338	9,172
Investment services and insurance	2,631	2,226	7,809	7,912
Investment securities gains, net	2	40	22	1,887
Loan sales and servicing income	1,731	2,076	6,009	4,729
Other operating income	2,412	2,464	8,371	11,214

Total other income	49,341	47,846	146,816	142,880

Other expenses:
Salaries, wages, pension and employee benefits	43,248	42,149	133,000	122,893
Net occupancy expense	6,002	5,567	18,671	17,984
Equipment expense	3,097	2,962	8,969	9,149
Stationery, supplies and postage	2,423	2,559	7,279	7,504
Bankcard, loan processing and other costs	7,459	5,802	20,703	16,970
Professional services	5,470	2,632	11,971	8,625
Amortization of intangibles	222	222	667	667
Other operating expense	9,062	17,033	42,840	50,442

Total other expenses	76,983	78,926	244,100	234,234

Income before federal income tax expense	44,833	46,652	127,629	142,579
Federal income tax expense	13,629	10,058	38,800	39,752

Net income	$31,204	36,594	88,829	102,827

Other comprehensive income (loss), net of taxes
Unrealized securities’ holding gain (loss), net of taxes	23,868	(14,541)	5,468	(19,156)
Unrealized hedging gain (loss), net of taxes	3	295	(747)	851
Minimum pension liability adjustment, net of taxes	—	—	—	(183)
Less: reclassification adjustment for securities’ gains losses realized in net income, net of taxes	1	26	14	1,227
Total other comprehensive income (loss), net of taxes	23,870	(14,272)	4,707	(19,715)

Comprehensive income	$55,074	22,322	93,536	83,112

Net income applicable to common shares	$31,204	36,594	88,829	102,827

Net income used in diluted EPS calculation	$31,209	36,601	88,844	102,848

Weighted average number of common shares outstanding — basic	80,066	83,489	80,140	83,727

Weighted average number of common shares outstanding — diluted	80,262	83,978	80,365	84,105

Basic earnings per share	$0.39	0.44	1.11	1.23

Diluted earnings per share	$0.39	0.43	1.11	1.22

Dividend per share	$0.29	0.28	0.85	0.82

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—LINKED QUARTERS

(Unaudited)
(Dollars in thousands, except share data)

	Quarterly Results
	2006	2006	2006	2005	2005
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest and fees on loans, including held for sale	$129,890	123,450	117,740	115,850	111,169
Interest and dividends — securities and federal funds sold	25,131	24,820	25,332	26,109	26,700

Total interest income	155,021	148,270	143,072	141,959	137,869

Interest on deposits:
Demand-interest bearing	2,241	2,583	2,362	1,953	1,732
Savings and money market accounts	13,188	12,079	10,748	10,352	8,700
Certificates and other time deposits	32,881	29,326	26,101	23,831	21,637
Securities sold under agreements to repurchase	15,878	12,957	11,923	13,423	12,535
Wholesale borrowings	5,746	5,595	5,965	4,898	5,559

Total interest expense	69,934	62,540	57,099	54,457	50,163

Net interest income	85,087	85,730	85,973	87,502	87,706
Provision for loan losses	12,612	13,159	6,106	16,260	9,974

Net interest income after provision for loan losses	72,475	72,571	79,867	71,242	77,732

Other income:
Trust department income	5,721	5,744	5,394	5,430	5,515
Service charges on deposits	19,250	18,010	16,066	17,884	18,561
Credit card fees	11,251	11,478	10,671	10,601	10,437
ATM and other service fees	3,301	3,273	3,108	3,157	3,453
Bank owned life insurance income	3,042	5,310	2,986	3,092	3,074
Investment services and insurance	2,631	2,581	2,597	2,696	2,226
Investment securities gains (losses), net	2	4	16	39	40
Loan sales and servicing income	1,731	2,833	1,445	1,668	2,076
Other operating income	2,412	2,845	3,114	3,019	2,464

Total other income	49,341	52,078	45,397	47,586	47,846

Other expenses:
Salaries, wages, pension and employee benefits	43,248	46,721	43,031	40,790	42,149
Net occupancy expense	6,002	6,120	6,549	5,746	5,567
Equipment expense	3,097	2,914	2,958	4,152	2,962
Stationery, supplies and postage	2,423	2,403	2,453	2,546	2,559
Bankcard, loan processing and other costs	7,459	7,417	5,827	7,042	5,802
Professional services	5,470	3,738	2,763	3,389	2,632
Amortization of intangibles	222	222	223	222	222
Other operating expense	9,062	15,683	18,095	15,387	17,033

Total other expenses	76,983	85,218	81,899	79,274	78,926

Income before income tax expense	44,833	39,431	43,365	39,554	46,652
Federal income taxes	13,629	11,770	13,401	11,898	10,058

Net income	$31,204	27,661	29,964	27,656	36,594

Other comprehensive income (loss), net of taxes	23,870	(8,618)	(10,545)	(8,927)	(14,272)

Comprehensive income	$55,074	19,043	19,419	18,729	22,322

Net income applicable to common shares	31,204	27,661	29,964	27,656	36,594

Adjusted net income used in diluted EPS calculation	31,209	27,666	29,969	27,659	36,601

Weighted-average common shares — basic	80,066	79,983	80,374	82,786	83,489

Weighted-average common shares — diluted	80,262	80,203	80,648	83,082	83,978

Basic net income per share	$0.39	0.35	0.37	0.33	0.44

Diluted net income per share	$0.39	0.35	0.37	0.34	0.43

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ASSET QUALITY INFORMATION

(Unaudited, except December 31, 2005 annual period which is derived from the audited financial statements)
(Dollars in thousands, except ratios)

	Quarterly Periods					Annual Period
	Sep 30	June 30	Mar 31	Dec 31	Sep 30	Dec 31
Allowance for Credit Losses	2006	2006	2006	2005	2005	2005
Allowance for loan losses, beginning of period	$87,727	87,589	90,661	92,780	92,808	97,296
Allowance related to loans sold	—	—	—	—	—	—
Provision for loan losses	12,612	13,159	6,106	16,260	9,974	43,820
Charge-offs	15,453	18,038	14,914	22,736	14,207	69,105
Recoveries	3,869	5,017	5,736	4,357	4,205	18,650

Net charge-offs	11,584	13,021	9,178	18,379	10,002	50,455

Allowance for loan losses, end of period	$88,755	87,727	87,589	90,661	92,780	90,661

Reserve for unfunded lending commitments, beginning of period	$5,716	5,853	6,072	5,857	5,785	5,774
Provision for credit losses	591	(137)	(219)	215	72	298

Reserve for unfunded lending commitments, end of period	$6,307	5,716	5,853	6,072	5,857	6,072

Allowance for Credit Losses	$95,062	93,443	93,442	96,733	98,637	96,733

Ratios

Provision for loan losses as a % of average loans	0.73%	0.78%	0.37%	0.96%	0.60%	0.66%
Provision for credit losses as a % of average loans	0.03%	-0.01%	-0.01%	0.01%	0.00%	0.00%
Net charge-offs as a % of average loans	0.67%	0.78%	0.56%	1.09%	0.60%	0.76%
Allowance for loan losses as a % of period-end loans	1.28%	1.29%	1.31%	1.36%	1.39%	1.36%
Allowance for credit losses as a % of period-end loans	1.37%	1.37%	1.40%	1.45%	1.48%	1.45%
Allowance for loan losses as a % of nonperforming loans	143.73%	174.80%	136.22%	145.61%	221.46%	145.61%
Allowance for credit losses as a % of nonperforming loans	153.94%	186.19%	145.32%	155.36%	235.44%	155.36%

Asset Quality

Impaired loans:
Nonaccrual	$52,621	41,927	56,258	54,176	34,144	54,176
Other nonperforming loans:
Nonaccrual	9,132	8,261	8,044	8,086	7,751	8,086

Total nonperforming loans	61,753	50,188	64,302	62,262	41,895	62,262

Other real estate (“ORE”)	10,711	8,598	8,639	9,995	9,503	9,995

Total nonperforming assets (“NPAs”)	$72,464	58,786	72,941	72,257	51,398	72,257

NPAs as % of period-end loans + ORE	1.05%	0.86%	1.09%	1.08%	0.77%	1.08%

Past due 90 days or more & accruing interest	$15,311	16,483	18,640	17,931	21,451	17,931

FIRSTMERIT CORPORATION
NONINTEREST INCOME AND NONINTEREST EXPENSE DETAIL

(Unaudited)
(Dollars in thousands)

	2006	2006	2006	2005	2005
QUARTERLY OTHER INCOME DETAIL	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Trust department income	$5,721	5,744	5,394	5,430	5,515
Service charges on deposits	19,250	18,010	16,066	17,884	18,561
Credit card fees	11,251	11,478	10,671	10,601	10,437
ATM and other service fees	3,301	3,273	3,108	3,157	3,453
Bank owned life insurance income	3,042	5,310	2,986	3,092	3,074
Investment services and insurance	2,631	2,581	2,597	2,696	2,226
Investment securities gains (losses), net	2	4	16	39	40
Loan sales and servicing income	1,731	2,833	1,445	1,668	2,076
Other operating income	2,412	2,845	3,114	3,019	2,464

Total Other Income	$49,341	52,078	45,397	47,586	47,846

	2006	2006	2006	2005	2005
QUARTERLY OTHER EXPENSES DETAIL	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Salaries, wages, pension and employee benefits	$43,248	46,721	43,031	40,790	42,149
Net occupancy expense	6,002	6,120	6,549	5,746	5,567
Equipment expense	3,097	2,914	2,958	4,152	2,962
Taxes, other than federal income taxes	(7,703)	1,802	1,819	1,578	849
Stationery, supplies and postage	2,423	2,403	2,453	2,546	2,559
Bankcard, loan processing and other costs	7,459	7,417	5,827	7,042	5,802
Advertising	1,152	2,369	2,766	1,415	1,863
Professional services	5,470	3,738	2,763	3,389	2,632
Telephone	1,138	1,094	1,128	1,136	1,206
Amortization of intangibles	222	222	223	222	222
Other operating expense	14,475	10,418	12,382	11,258	13,115

Total Other Expenses	$76,983	85,218	81,899	79,274	78,926

Note: Certain prior year balances have been reclassified to conform to the current year presentation.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES — Net Charge-off Detail

(Unaudited)
(Dollars in thousands)

	Quarters ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Allowance for loan losses — beginning of period	$87,727	92,808	90,661	97,296
Loans charged off:
Commercial	6,731	2,805	22,883	11,458
Mortgage	459	400	1,157	1,082
Installment	4,832	6,187	15,386	20,244
Home equity	1,112	1,918	2,878	3,241
Credit cards	2,315	2,652	6,040	7,734
Leases	4	245	61	2,610

Total	15,453	14,207	48,405	46,369

Recoveries:
Commercial	566	698	2,948	2,910
Mortgage	9	70	95	177
Installment	2,219	2,312	8,330	7,617
Home equity	333	317	1,018	928
Credit cards	585	549	1,619	1,859
Manufactured housing	102	153	372	507
Leases	55	106	240	295

Total	3,869	4,205	14,622	14,293

Net charge-offs	11,584	10,002	33,783	32,076
Provision for loan losses	12,612	9,974	31,877	27,560

Allowance for loan losses — end of period	$88,755	92,780	88,755	92,780

Average loans outstanding	$6,844,593	6,646,112	6,758,157	6,580,351

Ratio to average loans:
(Annualized) net charge-offs	0.67%	0.60%	0.67%	0.65%

Provision for loan losses	0.73%	0.60%	0.63%	0.56%

Loans outstanding — period-end	$6,917,347	6,695,290	6,917,347	6,695,290

Allowance for credit losses:	95,062	98,637	95,062	98,637

As a multiple of (annualized) net charge-offs	2.07	2.49	2.10	2.30

Allowance for loan losses:
As a percent of period-end loans outstanding	1.28%	1.39%	1.28%	1.39%

As a multiple of (annualized) net charge-offs	1.93	2.34	1.97	2.16